                                                                   EXHIBIT 10.30

[The Registrant shall furnish supplementally a copy of any omitted schedule to the Commission upon request.]

                         AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of December 31, 1994, among CLARITY INC., a Washington corporation ("CLARITY"), APPLIED RELATIONAL INFORMATION SYSTEMS, INC., a Washington corporation ("ARIS"; ARIS and CLARITY sometimes being collectivey referred to herein as the "Constituent Corporations"); and JEFFREY GILLES, DONNA COOMBS, WILLIAM LANE and DAVID GRAMS, who collectively own all of the issued and outstanding shares of the no par value common stock of CLARITY, and are sometimes individually referred to herein as a "Shareholder", and collectively as "Shareholders".

     Each of the Constituent Corporations has adopted the plan of merger embodied in this Agreement, and the Constituent Corporations and their respective boards of directors deem it advisable and in the best interest of each of the Constituent Corporations that CLARITY be merged with and into ARIS pursuant to the applicable laws of the State of Washington and Section 368 of the Internal Revenue Code of 1986, as amended. To facilitate the merger and this Agreement, Shareholders have agreed to undertake certain obligations, as further provided herein.

     In consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree to merge on the terms and conditions herein provided:


                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.01.  Definitions.  (a)  The following terms, as used herein,
                    -----------
shall have the following meanings:

          "Balance Sheet" means the balance sheet prepared by CLARITY with respect to the Business dated as of September 30, 1994 (the "Balance Sheet Date"), a copy of which is attached as Exhibit B.
                                       ---------

          "Business" means the computer training and education services and any other business or services provided by CLARITY.

          "Employment Agreements" means the Employment Agreements, Noncompetition Agreements, and Agreements Regarding Confidential Information and Intellectual Property, between ARIS and each Shareholder, in the form attached as Exhibits C-1 through C-4, respectively.
   --------------------------------------

          "Initial Operating Budget" means the operating budget relating to the Business and the computer education and training services of the Constituent Corporations post-Closing, a copy of which is attached as Exhibit D.
                                                          ---------

          "Intellectual Property Right" means any trademark, service mark, registration thereof or application therefor, tradename, invention, patent, patent application, trade secret, know-how, copyright, copyright registration, application for copyright registration, or any other similar type of proprietary intellectual property right, in each case which is owned or licensed by CLARITY and used or held for use in the Business.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          "Materials" means any work of authorship, including literary works (including computer programs), pictorial works, graphic works (including logos and designs), motion pictures, sound recordings and audiovisual works, regardless of the nature of the material objects such as courseware, documents, manuscripts, periodicals, disks, memory storage devices, tapes, film, and phonorecords in which the works are embodied, that has been created by or used by CLARITY or has been or is being used by or for CLARITY or in connection with the Business.

          "Material Adverse Change" means a material adverse change in the business, assets, condition (financial or otherwise), result of operations or prospects of the Business taken as a whole.

          "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, results, operations or prospects of the Business taken as a whole.

          "Operative Agreements" means this Agreement, the Shareholder Agreement, the Option Agreement, and the Employment Agreements.

          "Option Agreement" means the Option Agreements between ARIS and Jeffrey Gilles, ARIS and Donna Coombs, ARIS and William Lane, and ARIS and David Grams in the forms attached as Exhibits E-1 through E-4, respectively.
                               ------------------------

          "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Shareholder Agreement" means the Shareholder Agreement among ARIS, the existing shareholders of ARIS, and the Shareholders, in the form of Exhibit
                                                                        -------
F.
-

          (b) Each of the following terms is defined in the Section set forth opposite such term:

              Term                          Section
              ----                          -------
              ARIS Securities                 6.01(b)
              Assets                          5.08(c)
              Clarity Securities              5.01(b)
              Closing                         4.01
              Closing Date                    4.01
              Contracts                       5.12
              Effective Date                  2.02
              Financial Statements            5.06
              Indemnified Party              12.03
              Indemnifying Party             12.03
              Loss                           12.02
              Merger                          2.01
              Other Consent                   5.05
              Permit                          5.13
              Permitted Lien                  5.08
              Real Property                   5.08
              Required Consent                5.05
              SBA Approval                    6.03
              Transferred Employee           10.01

                                  ARTICLE II

                                PLAN OF MERGER

     Section 2.01.  Merger.  Upon the terms and subject to the conditions of
                    ------
this Agreement, CLARITY shall be merged with and into ARIS in accordance with the applicable laws of the State of Washington (the "Merger"). ARIS shall be the surviving corporation and shall be governed by the laws of the State of Washington.

     Section 2.02   Effective Date.  The "Effective Date" of the Merger shall be
                    --------------
12:01 a.m., January 1, 1995.

     Section 2.03   Share Conversion.  On the Effective Date, by virtue of the
                    ----------------
Merger and without any action on the part of the holders thereof, all outstanding shares of the common stock of CLARITY, no par value per share, shall be cancelled, and, in exchange therefore, each Shareholder shall receive 350 shares of the common stock, no par value per share, of ARIS, for each share of CLARITY common stock held by such Shareholder.


                                  ARTICLE III

                               EFFECT OF MERGER

     Section 3.01   Rights, Privileges, Etc.  On the Effective Date, ARIS,
                    -----------------------
without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of the Constituent Corporations; all property of every description and every interest therein and all debts and other obligations of or belonging to or due to the Constituent Corporations on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or vested in ARIS without further act or deed; title to any real estate, or any interest therein, vested in the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger; and all of the rights of creditors of the Constituent Corporations shall be preserved unimpaired, and all liens upon the property of the Constituent Corporations shall be preserved unimpaired, and such debts, liabilities, obligations and duties of the Constituent Corporations shall thenceforth remain with or attach to, as the case may be, ARIS and may be enforced against it to the same extent as if all of such debts, liabilities, obligations and duties had been incurred or contracted by it.

     Section 3.02   Articles of Incorporation and Bylaws.  The Articles of
                    ------------------------------------
Incorporation of ARIS as in effect on the Effective Date shall, from and after the Effective Date, be and continue to be the Articles of Incorporation of ARIS without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws. The Bylaws of ARIS as in effect on the Effective Date shall, from and after the Effective Date, be and continue to be the Bylaws of ARIS without change or amendment until thereafter amended in accordance with the provisions thereof, the Articles of Incorporation of ARIS and applicable laws.

     Section 3.03   Directors and Officers.  The directors and officers of the
                    ----------------------
surviving corporation shall be the persons listed on Exhibit G to this
                                                     ---------
Agreement, until their successors shall have been elected and qualified.

     Section 3.04   Further Action.  From time to time, as and when requested by
                    --------------
ARIS, or by its successors or assigns, any party hereto shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further or other actions, as ARIS, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to ARIS, and its successors or assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to herein and otherwise to carry out the intent and purposes of this Agreement.


                                  ARTICLE IV

                                    CLOSING

     Section 4.01.  Closing.  The "Closing" of the Merger and the transactions
                    -------
contemplated thereby shall be December 31st, 1994 at 10:00 a.m. (the "Closing Date") at the principal offices of ARIS, or at such other time and place as CLARITY and ARIS may agree. At the Closing:

          (a) Each Shareholder shall receive a share certificate representing the number of shares of the common stock of ARIS set forth opposite their respective names on the attached Exhibit H.
                                 ---------

          (c) Shareholders shall enter into and deliver the Employment Agreements to ARIS.

          (d)  Shareholders shall enter into the Shareholders Agreement.

          (e)  ARIS shall enter into an Option Agreement with each Shareholder.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                          OF CLARITY AND SHAREHOLDERS

     CLARITY and each Shareholder represents and warrants to ARIS that:

     5.01 Corporate Existence and Power; Capitalization.  (a) CLARITY is a
          ---------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the state of Washington, and has all corporate power and all governmental licenses, authorizations, consents, permits and approvals required to carry on the Business as now conducted. CLARITY is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary. CLARITY has heretofore delivered to ARIS true and complete copies of the certificate of incorporation and bylaws of CLARITY as currently in effect.

     (b) The authorized capital of CLARITY consists of 50,000 authorized shares, no par value per share. As of the date hereof, there were outstanding 2000 shares of the common stock of CLARITY. All outstanding shares of capital stock of CLARITY have been duly authorized and validly issued and are fully paid. Except as set forth in this Section, there are no outstanding (i) shares of capital stock or other voting securities of CLARITY, (ii) securities of CLARITY convertible into or exchangeable for share of capital stock or voting securities of CLARITY or (iii) options or other rights to acquire from CLARITY, and there is no obligation for CLARITY to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of CLARITY (collectively, "CLARITY Securities"). There are no outstanding obligations of CLARITY to issue or deliver or to repurchase, redeem or otherwise acquire any CLARITY Securities. Shareholders are and will be at the Closing the record and beneficial owners of the common stock of CLARITY, free and clear of any Liens, and will transfer and deliver to ARIS at the Closing valid title to such common stock free and clear of any Lien.

     5.02 Corporate Authorization.  The execution, delivery and performance by
          -----------------------
CLARITY of this Agreement and the consummation by CLARITY of the transactions contemplated hereby are within CLARITY's corporate powers and have been duly authorized by all necessary corporate action on the part of the CLARITY. This Agreement constitutes a binding and valid agreement of CLARITY.

     5.03 Governmental Authorization.  The execution, delivery and performance
          --------------------------
by CLARITY of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     5.04 Noncontravention.  The execution, delivery and performance by CLARITY
          ----------------
of this Agreement do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of CLARITY, (ii) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to CLARITY or the Business; (iii) assuming the obtaining of all Required and Other Consents, constitute a default under or give rise to any right of termination, cancellation, or acceleration of any right or obligation of ARIS or to a loss of any benefit relating to the Business to which CLARITY is entitled under any provision of any agreement, contract or other instrument binding upon CLARITY or any license, franchise, permit or other similar authorization held by CLARITY or
(iv) result in the creation or imposition of any Lien on any Asset, other than the Permitted Liens.

     5.05.  Required and Other Consents.  (a)  Schedule 5.05(a) sets forth each
            ---------------------------        ----------------
agreement, contract or other instrument binding upon CLARITY or any license, franchise, permit or other similar authorization held by CLARITY, requiring a consent as a result of the execution, delivery and performance of this Agreement or the Merger that if not received by the Closing Date may have a Material Adverse Effect (each such consent, a "Required Consent" and together the
                                      ----------------
"Required Consents").
 -----------------

          (b)  Schedule 5.05(b) sets forth every other consent (each such
               ---------------
Consent, an "Other Consent" and together the "Other Consents") under such
             -------------                    --------------
agreements, contracts or other instruments or such licenses, franchises, permits or other similar authorizations that is necessary with respect to the execution, delivery and performance of this Agreement and the consummation of the Merger.

     5.06.  Financial Statements.  The Balance Sheet and the related statements
            --------------------
of operations for the Business taken as a whole for the years ended December 31, 1993 and December 31, 1992, the interim balance sheet relating to the Business for the ten months ended September 30, 1994, and the projected balance sheet for year ended December 31, 1994 (collectively, the "Financial Statements") of the
                                                 --------------------
Business fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Business taken as a whole as of the dates thereof and its results of operations and cash flows for the periods then ended.

     5.07.  Absence of Certain Changes.  Since the Balance Sheet Date, CLARITY
            --------------------------
has conducted the Business in the ordinary course consistent with past practices, and there has not been:

          (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

          (b) any incurrence, assumption or guarantee by CLARITY of any indebtedness for borrowed money with respect to the Business other than in the ordinary course of business and in amounts and on terms consistent with past practices;

          (c) any creation or assumption by CLARITY of any Lien on any Asset other than in the ordinary course of business consistent with past practices;

          (d) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Asset which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

          (e) any transaction or commitment made, or any contract or agreement entered into, by CLARITY relating to the Business or any Asset (including the acquisition or disposition of any assets) or any relinquishment by CLARITY of any contract or other right, in either case, material to the Business taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (f) any change in any method of accounting or accounting practice by CLARITY with respect to the Business;

          (g) any (i) grant of any severance or termination pay to any employee of the Business, (ii) entering into of any similar agreement (or any amendment to any such existing agreement) with any employee of the Business, (iii) increase in benefits payable under an existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to employees of the Business; or

          (h) any capital expenditure, or commitment for a capital expenditure, or additions or improvements to property, plant and equipment.

     5.08.  Properties.  (a)  Schedule 5.08(a) correctly describes all real
            ----------        ----------------
property used in the Business included in the Assets (the "Real Property"),
                                                           -------------
which CLARITY owns, leases or subleases, any title insurance policies and surveys with respect thereto, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

          (b)  Schedule 5.08(b) correctly describes all personal property used
               ----------------
in the Business included in the Assets, including but not limited to the Materials, equipment, furniture, vehicles, spare and replacement parts, and other trade fixtures and fixed assets, which CLARITY owns, leases or subleases, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

          (c)  (i)    CLARITY has good and marketable, indefeasible, fee simple
title to, or in the case of leased Real Property has valid leasehold interests in, all Assets (whether real, personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date (the "Assets"), except for the properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices.

               (ii) All leases of Real Property or personal property are in good standing and are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such lease of real property or personal property any material default or any event which with notice or lapse of time or both would constitute a material default.

          (d)  No Asset is subject to any Lien, except:

               (i)    Liens disclosed on the Balance Sheet;

               (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); or

               (iii) Liens which do not materially detract from the value of such Asset as now used, or materially interfere with any present or intended use of such Asset (clauses (i), (ii) and (iii) are, collectively, the "Permitted
                                                                   ---------
Liens").
-----

     5.09.  Sufficiency of and Title to the Assets.  The Assets constitute, and
            --------------------------------------
on the Closing Date will constitute, all of the assets or property used or held for use in the Business. Upon consummation of the transactions contemplated hereby, ARIS will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Assets, free and clear of all Liens, except for Permitted Liens.

     5.10.  No Undisclosed Material Liabilities.  There are no liabilities of
            -----------------------------------
the Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) liabilities disclosed or provided for in the Balance Sheet; and (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to the Business, taken as a whole.

     5.11.  Litigation.  Except as set forth on Schedule 5.11, there is no
            ----------                          -------------
action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of CLARITY, threatened against or affecting, the Business or any Asset before any court or arbitrator or any governmental body, agency or official which, if determined or resolved adversely in accordance with the plaintiff's demands would reasonably be expected to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

     5.12.  Material Contracts.  (a)  Except for the Contracts disclosed in
            ------------------
Schedule 5.12 or any other Schedule to this Agreement, with respect to the
-------------
Business, CLARITY is not a party to or subject to:

               (i)  any lease;

               (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets;

               (iii) any sales, distribution or other similar agreement providing for the sale by CLARITY of materials, supplies, goods, services, equipment or other assets;

               (iv) any partnership, joint venture or other similar contract arrangement or agreement;

               (v) any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

               (vi) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by CLARITY;

               (vii) any agency, dealer, sales representative or other similar agreement;

               (viii) any contract or other document that substantially limits the freedom of CLARITY to compete in any line of business or with any Person or in any area or which would so limit the freedom of the ARIS after the Closing Date; or

               (ix) any other contract or commitment not made in the ordinary course of business which is material to the Business taken as a whole.

          (b) Each Contract disclosed in any Schedule to this Agreement or required to be disclosed pursuant to Section 5.12(a) is a valid and binding
                                     ---------------
agreement of CLARITY and is in full force and effect, and neither CLARITY nor, to the knowledge of CLARITY, any other party thereto is in default in any material respect under the terms of any such Contract.

     5.13.  Licenses and Permits.  Schedule 5.13 correctly describes each
            --------------------   -------------
license, permit or other governmental authorization affecting, or relating in any way to, the Business, together with the name of the government agency or entity issuing such license or permit (the "Permits"). Such Permits are valid
                                            -------
and in full force and effect and, assuming the related Required Consents and Other Consents have been obtained prior to the Closing Date, are transferable by CLARITY. Except as set forth on Schedule 5.13, none of such Permits will,
                                 -------------
assuming the related Required Consents and Other Consents have been obtained prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby, and upon consummation of such transactions, ARIS, will have all of the right, title and interest therein.

     5.14.  Insurance Coverage.  Schedule 5.14 lists all insurance policies
            ------------------   -------------
covering the Assets, the operations of the Business and CLARITY's employees, copies of which have been furnished to ARIS. All premiums payable under all such policies and bonds have been paid and CLARITY is otherwise in full compliance with the terms and conditions of all such policies.

     5.15.  Compliance with Laws.  CLARITY is not in violation of any applicable
            --------------------
provisions of any laws, statutes, ordinances or regulations applicable to the conduct of the Business.

     5.16.  Inventories.  The inventories set forth in the Balance Sheet were
            -----------
properly stated therein at the lesser of cost or fair market value determined in accordance with generally accepted accounting principles consistently maintained and applied by CLARITY. Since the Balance Sheet Date, the inventories related to the Business have been maintained in the ordinary course of business. All such inventory is owned free and clear of all Liens.

     5.17.  Receivables.  All accounts, notes receivable and other receivables
            -----------
(other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the Business at the Closing Date will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet. All accounts, notes receivable and other receivables arising out of or relating to the Business at the Balance Sheet Date have been included in the Balance Sheet, and all accounts, notes receivable and other receivables arising out of or relating to the Business at the Closing Date will be included in the Closing Balance Sheet, in accordance with generally accepted accounting principles applied on a consistent basis.

     5.18.  Intellectual Property.  (a)  Schedule 5.18 sets forth a list of all
            ---------------------        -------------
Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right is recognized without regard to registration or has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and
(iv) material licenses, sublicenses and other agreements as to which CLARITY or any of its affiliates is a party and pursuant to which any Person is authorized to use such

Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

          (b)(i) CLARITY has not been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to its business that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any patents, trademarks, service marks or copyrights, and (ii) CLARITY has no knowledge of any other claim or infringement by CLARITY, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights.

     5.19.  Employees.  Schedule 5.19 sets forth a true and complete list of (a)
            ---------   -------------
the names, titles, annual salaries and other compensation of all employees of the Business. None of such employees has indicated to CLARITY that he intends to resign or retire as a result of the transactions contemplated by this Agreement.

     5.20.  Other Information.  None of the documents or information delivered
            -----------------
to ARIS in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The financial projections relating to the Business delivered to ARIS constitute CLARITY's best estimate of the information purported to be shown therein, and CLARITY is now aware of any fact or information that would lead it to believe that such projections are incorrect or misleading in any material respect.

     5.21.  Environmental Compliance.  No notice, notification, demand, request
            ------------------------
for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to CLARITY's knowledge, threatened by any governmental or other entity (i) with respect to any alleged violation by CLARITY of any environmental law, ordinance, rule, regulation or order of any governmental entity in connection with the conduct of the Business, (ii) with respect to any alleged failure by CLARITY to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of the Business.

     5.22 Purchase for Investment. The Shareholders are receiving the shares of
          -----------------------
common stock of ARIS in connection with the Merger for investment for their own account and not with a view to, or for sale in connection with, any distribution thereof.


                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF ARIS

     ARIS hereby represents and warrants to CLARITY that:

     6.01.  Organization and Existence; Capitalization.  (a) ARIS is a
            ------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     (b) At Closing, the authorized capital of ARIS consists of 3,000,000 authorized shares, no par value per share. As of the date hereof, there were outstanding 2.,100,000 shares of the common stock of ARIS, plus stock options to purchase an aggregate of 617,000 shares of ARIS common stock. All outstanding shares of capital stock of ARIS have been duly authorized and validly issued and are fully paid. Except as set forth in this Section, there are no outstanding
(i) shares of capital stock or other voting securities of ARIS, (ii) securities of ARIS convertible into or exchangeable for share of capital stock or voting securities of ARIS or (iii) options or other rights to acquire from ARIS, and there is no obligation for ARIS to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of ARIS (collectively, "ARIS Securities"). There are no outstanding obligations of the ARIS to issue or deliver or to repurchase, redeem or otherwise acquire any ARIS Securities. At Closing, ARIS shares of common stock issued to Shareholders shall be free and clear of any Liens, and Shareholders shall be be the record and beneficial owners of such ARIS common stock.

     6.02.  Corporate Authorization.  The execution, delivery and performance by
            -----------------------
ARIS of this Agreement and the consummation by ARIS of the transactions contemplated hereby are within the corporate powers of ARIS and have been duly authorized by all necessary corporate action on the part of ARIS. This Agreement constitutes a valid and binding agreement of ARIS.

     6.03.  Governmental Authorization.  The execution, delivery and performance
            --------------------------
by ARIS of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than approval of the Small Business Administration with respect to ARIS's continued qualification after the Closing Date under the Minority Small Business and Capital Ownership Development Program, Sections 8(a) and 7(j) of the Small Business Act, 15 U.S.C. 637(a) and 637(j), as amended ("SBA Approval").

     6.04.  Non-Contravention.  The execution, delivery and performance by ARIS
            -----------------
of this Agreement do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of ARIS or (ii) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon ARIS.

                                  ARTICLE VII

                     COVENANTS OF CLARITY AND SHAREHOLDERS

     CLARITY and each Shareholder agrees that:

     7.01.  Conduct of Business.  From the date hereof until the Closing Date,
            -------------------
CLARITY shall conduct the Business in the ordinary course consistent with past practice, use its best efforts to preserve intact the business organizations and relationships with third parties and keep available the services of the present employees of the Business.

     7.02.  Access to Information.  From the date hereof until the Closing Date,
            ---------------------
CLARITY (a) will give ARIS, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of CLARITY relating to the Business, (b) will furnish to ARIS, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request and (c) will instruct the employees, counsel and financial advisors of CLARITY to cooperate with ARIS in its investigation of the Business; provided that no investigation pursuant to this Section shall
              --------
affect any representation or warranty given by CLARITY hereunder; and provided
                                                                      --------
further that any investigation pursuant to this Section shall be conducted in
-------
such manner as not to interfere unreasonably with the conduct of the business of CLARITY.

     7.03.  Notices of Certain Events.  CLARITY shall promptly notify ARIS of:
            -------------------------

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated by this Agreement;

          (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the Merger or the transactions contemplated by this Agreement; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting CLARITY or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.11 or that relate to the Merger or the consummation of the transactions contemplated by this Agreement.


                                 ARTICLE VIII

                               COVENANTS OF ARIS

     ARIS agrees that:

     8.01.  Confidentiality.  Prior to the Closing Date and after any
            ---------------
termination of this Agreement, ARIS will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business or CLARITY furnished to ARIS in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been
(i) previously known on a nonconfidential basis to ARIS, (ii) in the public domain through no fault of ARIS or (iii) later lawfully acquired by ARIS from sources other than CLARITY; provided that ARIS may disclose such information to
                            --------
its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Person are informed by ARIS of the confidential nature of such information and are directed by ARIS to treat such information confidentially. The obligation of ARIS to hold any such information in confidence shall be satisfied if ARIS exercises the same care with respect to such information as ARIS would take to preserve the confidentiality of its own similar information.

                                  ARTICLE IX

                           COVENANTS OF ALL PARTIES

     The parties hereto agree that:

     9.01.  Best Efforts; Further Assurances.  Subject to the terms and
            --------------------------------
conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. CLARITY, Shareholders and ARIS each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in ARIS good and marketable title to the Assets.

                                   ARTICLE X

                                   EMPLOYEES

     10.01.    Employees and Offers of Employment.  On the Effective Date, ARIS
               ----------------------------------
shall offer employment to all active employees of the Business as set forth on

Schedule 5.19, provided, that ARIS may terminate at any time after the Effective
-------------  --------
Date the employment of any employee who accepts such offer. Any such offers shall be at such salary or wage and benefit levels and on such other terms and conditions as ARIS shall in its sole discretion deem appropriate. The employees who accept and commence employment with ARIS are hereinafter collectively referred to as the "Transferred Employees." CLARITY and Shareholders will not take any action which would impede, hinder, interfere or otherwise compete with ARIS's effort to hire any Transferred Employees. ARIS shall not assume responsibility for any Transferred Employee until such employee commences employment with ARIS.

                                   ARTICLE XI

                             CONDITIONS TO CLOSING

     11.01.    Conditions to the Obligations of Each Party.  The obligations of
               -------------------------------------------
ARIS and CLARITY to consummate the Closing are subject to the satisfaction of the following conditions:

               (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall (i) prohibit the consummation of the Closing or (ii) restrain, prohibit or otherwise interfere with the effective operation or enjoyment by ARIS of all or any material portion of the Business.

               (b) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing, including SBA Approval, shall have been obtained.

     11.02.    Conditions to Obligation of ARIS.  The obligation of ARIS to
               --------------------------------
consummate the Closing is subject to the satisfaction of the following further conditions:

               (a)(i) CLARITY and each Shareholder shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of CLARITY and each

Shareholder contained in this Agreement and in any certificate or other writing delivered by CLARITY or any Shareholder pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such time with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) ARIS shall have received a certificate signed by the President of CLARITY to the foregoing effect.

               (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Closing or the effective operation by ARIS of the Assets after the Closing Date, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

               (c) ARIS shall have received an opinion of CLARITY's counsel dated the Closing Date to the effect specified in Sections 5.01 through 5.04 and
5.11. In rendering such opinion, such counsel may rely upon certificates of public officers, copies of which shall be contemporaneously delivered to ARIS, and as to matters of fact, upon certificates of officers of CLARITY.

               (d) CLARITY shall have received all Required Consents and all consents, authorizations or approvals from the governmental agencies referred to in Section 5.03(a), in each case in form and substance reasonably satisfactory to ARIS, and no such consent, authorization or approval shall have been revoked.

               (e) ARIS shall have received all documents it may reasonably request relating to the existence of CLARITY and the authority of CLARITY for this Agreement, all in form and substance satisfactory to ARIS.

     11.03.    Conditions to Obligation of CLARITY.  The obligation of CLARITY
               -----------------------------------
to consummate the Closing is subject to the satisfaction of the following further conditions:

               (a)(i) ARIS shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, and (ii) the representations and warranties or other writing delivered by ARIS pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such time.

               (b) ARIS shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 6.03, and no such consent, authorization or approval shall have been revoked.

               (c) CLARITY shall have received all documents it may reasonably request relating to the existence of ARIS and the authority of ARIS for this Agreement, all in form and substance satisfactory to CLARITY.


                                  ARTICLE XII

                           SURVIVAL; INDEMNIFICATION

     12.01.    Survival.  The covenants, agreements, representations and
               --------
warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the third anniversary of the Closing Date or until expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 12.02 or
12.03 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     12.02.    Indemnification.  (a) CLARITY and each Shareholder, jointly and
               ---------------
severally, hereby indemnifies ARIS against and agrees to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss") incurred or suffered by ARIS arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by CLARITY or any Shareholder pursuant to this Agreement.

               (b) ARIS hereby indemnifies CLARITY against and agrees to hold it harmless from any and all Loss incurred or suffered by CLARITY arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the ARIS pursuant to this Agreement.

     12.03.  Procedures.  The party seeking indemnification under Section 12.02
             ----------
(the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such

Section; provided however, that no Indemnified Party shall seek indemnification
         ----------------
until the aggregate of all claims for which indemnification is sought exceeds $25,000.00. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under
Section 12.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.


                                 ARTICLE XIII

                                  TERMINATION

     13.01.    Grounds for Termination.  This Agreement may be terminated at any
               -----------------------
time prior to the Closing:

               (i)    by mutual written agreement of CLARITY and ARIS;

               (ii) by either CLARITY or ARIS if the Closing shall not have been consummated on or before December 31, 1994; or

               (iii) by either CLARITY or ARIS if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

               The party desiring to terminate this Agreement pursuant to clauses (ii) or (iii) shall give notice of such termination to the other party.

     13.02.    Effect of Termination.  If this Agreement is terminated as
               ---------------------
permitted by Section 13.01, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided
                                                                       --------
that if such termination shall result from the willful failure of either party to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from a willful breach by either party to this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the other party as a result of such failure or breach. The provisions of Section 12.02 shall survive any termination hereof pursuant to
Section 13.01.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     14.01.    Notices.  All notices, requests and other communications to
               -------
either party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given,

               if to ARIS, to:

                    Paul Song, President
                    ARIS Corporation
                    6720 Fort Dent Way, Suite 150
                    Seattle, WA  98188-2555
                    Phone:   206-433-2081
                    Telecopy:  206-433-1182

                    with a copy to:

                    Bert Sugayan
                    Harris & Sugayan, P.C.
                    1420 5th Avenue, Suite 2200
                    Seattle, WA  98201
                    Phone:  206-224-5657
                    Telecopy:  206-224-5659

               if to CLARITY, to:

                    Jeffrey Gilles
                    9719 159th Place N.E.
                    Redmond, WA  98052
                    Phone:  206-451-1711
                    Telecopy:  206-451-1567

                    with a copy to:

                    Robert Condie, Esq.

                    Law Offices of Robert Condie
                    800 Bellevue Way NE, Suite 300
                    Bellevue, WA 98004
                    Phone:  206-637-3063
                    Telecopy:  206-646-2851

     14.02.    Amendments; No Waivers.  (a)  Any provision of this Agreement may
               ----------------------
be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the all of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall nay single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     14.03.    Expenses.  Except as otherwise provided herein, all costs and
               --------
expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     14.04.    Successors and Assigns.  The provisions of this Agreement shall
               ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign,
                                   --------
delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

     14.05.    Governing Law.  This Agreement shall be construed in accordance
               -------------
with the laws of the State of Washington.

     14.06.    Counterparts; Effectiveness.  This Agreement may be signed in any
               ---------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     14.07.    Entire Agreement.  The Operative Agreements constitute the entire
               ----------------
agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     14.08.    Captions.  The captions herein are included for convenience of
               --------
reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


APPLIED RELATIONAL                               SHAREHOLDERS:
INFORMATION SYSTEMS, INC.
                                                 /s/ Jeffrey Gilles
                                                 ------------------------------
By /s/ Paul Song                                 JEFFREY GILLES
  ----------------------------
 Paul Song, President                            /s/ Donna Coombs
                                                 ------------------------------
                                                 DONNA COOMBS
CLARITY, INC.
                                                 /s/ William Lane
                                                 ------------------------------
By /s/ Jeffrey Gilles                            WILLIAM LANE
------------------------------
 Jeffrey Gilles, President                       /s/ David Grams
                                                 ------------------------------
                                                 DAVID GRAMS